I, Joerg Alte, certify that:

1.  I have reviewed  this  quarterly report  on  Form  10-QSB  of  Proteo, Inc.;

2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the Company as of, and for, the periods presented in this annual report;

4. I am responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(c) and 15d-15(c)) for the Company and I have:

a. designed such disclosure controls and procedures to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared;

b. evaluated the effectiveness of the Company's disclosure controls and procedures and presented in this Quarterly Report my conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by this report and within 90 days prior to the filing date of this report (the "Evaluation Date"); and

c. disclosed, based on our most recent evaluation, to the Company's auditors and the audit committee of the Company's board of directors (or persons performing the equivalent function), all significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data and have identified for the Company's auditors any material weaknesses in internal controls; and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls; and

5. I have indicated in this quarterly report whether or not there were significant changes in internal controls or in other factors which could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

August 19, 2003    /s/ Joerg Alte
                   Name:  Joerg Alte
                   Title:  Chief Executive Officer and Chief Financial Officer